CALGARY ALBERTA- BUSINESS WIRE- QV, Quantum Ventures, Inc. QVQV OTC BULLETIN BOARD (the “Company”) is pleased to announce that the Company has entered into a License agreement with Canadian Integrated Optics International Ltd. of Douglas, Isle of Man (CIOI), to manufacture and market CIOI’s  patent  pending solar technology based on an optical rectenna. Closing of this agreement will occur on or about   May 16, 2008 and is subject to certain terms and conditions.  The Purchase Price for the license shall be paid in shares of the Company’s common stock and a royalty. Details of the transaction will be in the attachment to the Company’s filing of Form 8-K as filed with the Securities and Exchange Commission

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of QV, Quantum Ventures, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings.".